                                                                     Exhibit 1.2


                            W.P. STEWART & CO., LTD.

                                  COMMON SHARES
                          (PAR VALUE $0.001 PER SHARE)

                             UNDERWRITING AGREEMENT
                             (INTERNATIONAL VERSION)


                                                               December __, 2000

Goldman Sachs International,
Lazard Capital Markets,
Bear, Stearns International Limited,
Salomon Smith Barney Inc.,
  As Representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs International,
Peterborough Court,
133 Fleet Street,
London EC4A 2BB, England.

Ladies and Gentlemen:

         Certain shareholders named in Schedule II hereto (the "Selling Shareholders") of W.P. Stewart & Co., Ltd., a Bermuda corporation (the "Company"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,240,803 shares (the "Firm Shares") and WPS II, Inc., a Delaware corporation ("WPS II"), one of the Selling Shareholders, at the election of the Underwriters, to sell up to 336,120 additional shares (the "Optional Shares"), par value $0.001 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

         It is understood by all the parties that the Company and the Selling Shareholders are concurrently entering into an agreement (the "U.S. Underwriting Agreement"), providing for the sale by the Selling Shareholders of up to a total of 10,307,694 shares of Stock (the "U.S. Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Lazard Freres & Co. LLC, Bear, Stearns & Co., Inc. and Salomon Smith

Barney Inc. are acting as representatives in the United States. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby made expressly conditional on one another.

         The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the Representatives hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under Section 7 hereof.

         Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all of the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement. References herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

         1. The Company and each of the several Selling Shareholders hereby make to the Underwriters the same respective representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         2. Subject to the terms and conditions herein set forth, (a) each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per Share of $............, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters from all the Selling Shareholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, WPS ll agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from WPS ll, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         WPS ll hereby grants to the Underwriters the right to purchase at their election up to 336,120 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of Shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from you to the Attorney-in-Fact of WPS ll, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Attorney-in-Fact of WPS ll otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by GSI of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among Underwriters (International Version) and Selling Agreements, which have been previously submitted to the Company by you. Each Underwriter hereby makes to and with the Company and the Selling Shareholders the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

         4. (a)The Shares to be purchased by each Underwriter hereunder, in registered form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' notice to the Selling Shareholders prior to the Time of Delivery (as defined below), shall be delivered by or on behalf of the Selling Shareholders to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same- day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company and the Selling Shareholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian. No delivery or transfer of Shares to be purchased hereunder at a Time of Delivery shall be effective until payment of the purchase price for such Shares has been made in accordance with the terms of this Agreement.

                  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on December __, 2000 or such other time and date as Goldman, Sachs & Co. and the Selling Shareholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 of the U.S. Underwriting Agreement, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(t) of the U.S. Underwriting Agreement, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered as specified in paragraph (a) above, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company and each of the Selling Shareholders hereby makes with the Underwriters the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         6. The Company, each of the Selling Shareholders, and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         7. Subject to the provisions of the Agreement between Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         8. (a)(i) The Company and each of the Selling Shareholders set forth on
Schedule III (each a "Full Indemnity Shareholder"), jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Full Indemnity Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein; provided, further, that the liability of a Full Indemnity Selling Shareholder pursuant to this subsection (a)(i) shall not exceed the sum (the "Limited Amount") of (i) the product of the number of Shares sold by such Full Indemnity Selling Shareholder and the per Share proceeds, before expenses, to the Selling Shareholders as set forth in the table on the cover page of the Prospectus and (ii) such Selling Shareholder's pro rata share of the Underwriter Expenses (as defined in Section 6 of the U.S. Underwriting Agreement).

                  (ii) Each of the Selling Shareholders not set forth on
         Schedule III (each a "Limited Indemnity Selling Shareholder") will severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Limited Indemnity Selling Shareholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Limited Indemnity Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon an in conformity with written information furnished to the Company by any Underwriter through GSI expressly for use therein; provided, further, that the liability of a Limited Indemnity Selling Shareholder pursuant to this subsection (a)(ii) shall not exceed the sum of (i) the product of the number of Shares sold by such Limited Indemnity Selling Shareholder and the per Share proceeds, before expenses, to the Selling Shareholders as set forth in the table on the cover page of the U.S. Prospectus and (ii) such Limited Indemnity Selling Shareholder's pro rata share of the Underwriter Expenses.

         (b) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through GSI expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under either of such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, that, if such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to assume the defense of such action in the event that the indemnified party elects to employ separate counsel at the expense of the indemnified party; it being understood however, that in no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action effected without its consent which consent shall not be unreasonably withheld.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection
(d), no Selling Shareholder shall be required to contribute any amount in excess of its Limited Amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Selling Shareholders and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution provisions contained in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders or any officer or director or controlling person of the Company, or any officer or director or controlling person of any Selling Shareholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof or if the U.S. Underwriting Agreement is terminated pursuant to Section 9 thereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Selling Shareholders as provided herein, each of the Selling Shareholders pro rata (based on the number of Shares to be sold by such Selling Shareholder hereunder) will reimburse the Underwriters through GSI for all out-of-pocket expenses approved in writing by GSI, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on behalf of you as the Representatives of the Underwriters; and in all dealings with any Selling

Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB, England, Attention: Equity Capital Markets, Telex No. 94012165, facsimile transmission No. (071) 774-1550; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Shareholder at its address set forth in Schedule V of the U.S. Underwriting Agreement; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Managing Director; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholders by GSI upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Selling Shareholders and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement.

         15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company or the Selling Shareholders brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a "New York Court"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and each of the Selling Shareholders, hereby appoints W.P. Stewart & Co., Inc., 527 Madison Avenue, New York, New York 10022, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Company and each of the Selling Shareholders represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders as the case may be.

         16. In respect of any judgment or order given or made for any amount due hereunder by the Company or any such Selling Shareholder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company or such Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         17. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

         18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us 6 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (International Version), the form of which shall be submitted to the Company and the Selling Shareholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                                  Very truly yours,

                                  W.P. Stewart & Co., Ltd.



[Common Seal                      By:-----------------------------------
of the Company]                   Name:
                                  Title:

                                  WPS II, Inc.



                                  By:-----------------------------------
                                  Name:
                                  Title:


                                  -----------------------------------
                                  Name:

                                    As Attorney-in-Fact acting on behalf of each of the Selling Shareholder named in Schedule II to this Agreement.

Accepted as of the date hereof
in New York, New York

Goldman Sachs International
Lazard Capital Markets
Bear, Stearns International Limited
Salomon Smith Barney Inc.

By: Goldman Sachs International

By: --------------------------------------
         (Attorney-in-fact)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                                  NUMBER OF OPTIONAL
                                                                                                     SHARES TO BE
                                                                      TOTAL NUMBER OF                PURCHASED IF
                                                                        FIRM SHARES                 MAXIMUM OPTION
                                                                      TO BE PURCHASED                  EXERCISED
                          UNDERWRITER
Goldman Sachs International...................................
Lazard Capital Markets........................................
Bear, Stearns International Limited...........................
Salomon Smith Barney Inc......................................
[Names of other Underwriters].................................

                           Total

                                   SCHEDULE II

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                     TOTAL NUMBER OF                  SOLD IF
                                                                       FIRM SHARES                MAXIMUM OPTION
                                                                        TO BE SOLD                   EXERCISED
The Selling Shareholders (a):
WPS II, Inc. .................................................                                        336,120
Kevin S. and Michaelane Aarons, Joint Tenants.................                                           0
David A. Altman...............................................                                           0
Shamell Amory.................................................                                           0
Scott Belair..................................................                                           0
Marilyn G. Breslow............................................                                           0
Marilyn G. Breslow and Jan L. Breslow, Trustees                                                          0
u/a Nicholas Morris Breslow 1997 Grantor Trust................
Marilyn G. Breslow and Jan L. Breslow, Trustees                                                          0
u/a Noah Joseph Breslow 1997 Grantor Trust....................
Robert E. Burke...............................................                                           0
Edward C. Butler..............................................                                           0
Sylvia A. Cart................................................                                           0
John J. and Kathleen Casey, Joint Tenants.....................                                           0
Sandra Coleman................................................                                           0
Detra DeChabert...............................................                                           0
Kevin DeVos...................................................                                           0
Europa International Ltd......................................                                           0
Alexander M. Farman-Farmaian..................................                                           0
John Ferrer...................................................                                           0
First Long Island Holdings LLC................................                                           0
Christine A. Fowler...........................................                                           0

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                     TOTAL NUMBER OF                  SOLD IF
                                                                       FIRM SHARES                MAXIMUM OPTION
                                                                        TO BE SOLD                   EXERCISED
Joseph S. Frelinghuysen, Jr...................................                                           0
Michael J. Gillen.............................................                                           0
The Graymer Foundation........................................                                           0
Sarah Harkness................................................                                           0
Cecelia M. Hartsell...........................................                                           0
Susan Hughes..................................................                                           0
Joann Hundertmark.............................................                                           0
Patricia A. Ingenito..........................................                                           0
David Jennison, Matthew Jennison & David B.                                                              0
Jennison, Trustees u/a f/b/o Peter H. Jennison................
David Jennison, Peter H. Jennison & David B.                                                             0
Jennison, Trustees u/a f/b/o Matthew Jennison.................
Matthew Jennison, Peter H. Jennison & David B.                                                           0
Jennison, Trustees u/a f/b/o David Jennison...................
Peter H. Jennison.............................................                                           0
Philip D. Jennison............................................                                           0
Helen Klaben Kahn, Trustee u/a Helen Klaben                                                              0
Kahn Revocable Trust dtd 3/15/60. ............................
Richard O. Kahn...............................................                                           0
Robert L. Kahn................................................                                           0
Stephen A. Kahn...............................................                                           0
Kristen M. Killian............................................                                           0
P. Jefferson Kimball..........................................                                           0
Susan G. Leber................................................                                           0
Lisa D. Levey.................................................                                           0
Annika McLoud.................................................                                           0

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                     TOTAL NUMBER OF                  SOLD IF
                                                                       FIRM SHARES                MAXIMUM OPTION
                                                                        TO BE SOLD                   EXERCISED

Rocco Macri...................................................                                           0
Carolann F. Marshall..........................................                                           0
Ryan Melkonian................................................                                           0
Stephen E. Memishian..........................................                                           0
Morgan Guaranty Trust Company of New York
and Judith Genatt, Trustees u/a dtd. 12/23/92
f/b/o James Schwartz..........................................                                           0
Morgan Guaranty Trust Company of New York
and Judith Genatt, Trustees u/a dtd. 12/23/92
f/b/o Jonathon Schwartz.......................................                                           0
Morgan Guaranty Trust Company of New York
and Judith Genatt, Trustees u/a dtd. 12/23/92                                                            0
f/b/o Kathryn Schwartz........................................
Marina M. Morgan..............................................                                           0
Andrea M. Myron...............................................                                           0
Alison Proshan................................................                                           0
Madeline Ramirez..............................................                                           0
Wendy Richter.................................................                                           0
Kathleen Ritchie..............................................                                           0
Robert L. Rohn................................................                                           0
Mary Elizabeth Rogers, Trustee of Ann Bronwyn
Rogers Trust..................................................                                           0
Robert D. Rosenthal...........................................                                           0
John C. Russell...............................................                                           0
Frederick M. Ryan.............................................                                           0
Robert L. Schwartz............................................                                           0
Harry W. Segalas..............................................                                           0

                                                                                                NUMBER OF OPTIONAL
                                                                                                   SHARES TO BE
                                                                     TOTAL NUMBER OF                  SOLD IF
                                                                       FIRM SHARES                MAXIMUM OPTION
                                                                        TO BE SOLD                   EXERCISED
Hanna Shen....................................................                                           0
Barbara A. Shelley............................................                                           0
Samantha Smith................................................                                           0
Daniel B. Strickberger........................................                                           0
Alexander Stucki..............................................                                           0
Kachun Tam....................................................                                           0
TPR & Partners N.V............................................                                           0
TPR Curacao N.V...............................................                                           0
Dennis Walsh..................................................                                           0
John S. Ward..................................................                                           0
Barton Weisenfluh.............................................                                           0
Jill A. Valenti...............................................                                           0
Debra S. Valenti..............................................                                           0
E. Glynn Valentine............................................                                           0
Total                                                                   2,240,803                     336,120



         (a) Each Selling Shareholder has appointed Lisa D. Levey and John C. Russell, and each of them, as the Attorneys-in-Fact for such Selling Shareholder.

                                  SCHEDULE III

                       FULL INDEMNITY SELLING SHAREHOLDERS


WPS II, Inc.

Rocco Macri

Robert D. Rosenthal

John C. Russell

Fredrick M. Ryan